UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 1 , 2010

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado, 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2010, John Thomas Financial, Inc., the placement agent in connection with the offering by Bazi International, Inc. (the "Company") of five-year 10% Convertible Secured Promissory notes (the "Secured Notes") (the "Note Financing") exercised its over-allotment option and placed an additional $84,000 in aggregate principal amount of Secured Notes to a limited number of accredited investors (the "Lenders"). Net proceeds to the Company after the deduction of selling commissions, but before expenses of the Note Financing, were approximately $78,500.

The Secured Notes are due October 1, 2015 and accrue interest at the rate of 10% per annum payable semi-annually in arrears on June 15 and December 15 of each year. Interest is payable, at the option of holders of a majority of the aggregate principal amount of outstanding Secured Notes, in either cash or additional Secured Notes. At any given time (prior to the maturity date) the Lenders may elect to convert the outstanding principal and accrued interest into shares of the Company's common stock, $0.001 par value (the "Common Stock"), at a conversion price of $0.15 per share, subject to certain adjustments.

The Company has the option, after effectiveness of the Registration Statement (as defined below), to repay all outstanding principal and interest under the Secured Notes if the volume weighted average price of our shares of Common Stock has exceeded $1.00 for the preceding 30 consecutive trading days.

The Secured Notes are secured by substantially all of the assets of the Company and VitaCube Systems, Inc., and Bazi, Inc., the Company's principal subsidiaries (the "Subsidiaries") pursuant to a Security Agreement, as well as Trademark Collateral Assignment and Security Agreements with each of the Subsidiaries. All obligations under the Secured Notes are guaranteed by the Subsidiaries pursuant to Guarantees in favor of the Lenders.

The Company intends to use the proceeds from the issuance of the Secured Notes to implement the Company's marketing strategy, for operating expenses and for general corporate purposes.

In connection with the Note Financing, the Company entered into a Registration Rights Agreement with the purchasers of Secured Notes under which it is agreed to file a resale registration statement (the "Registration Statement") registering the shares of Common Stock issuable upon conversion of the Secured Notes. The Company filed the Registration Statement with the Securities and Exchange Commission on August 31, 2010, and intends to amend the Registration Statement to provide for the registration of the shares of Common Stock issued in connection with the exercise of the over-allotment option. The Company will use its best efforts to have the Registration Statement declared effective within one hundred twenty (120) days from the date of filing the Registration Statement with the Securities and Exchange Commission.

Neither the Secured Notes nor the Common Stock underlying the Secured Notes, have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements of the Securities Act. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 regarding the Note Financing is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 regarding the Note Financing is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   October 13, 2010
By:	/s/ Kevin S. Sherman

Name: Kevin S. Sherman
Title: Chief Executive Officer